Exhibit 10.6

OPTION NUMBER:

NAME OF OPTIONEE:

DATE OF GRANT:

EXERCISE PRICE:

COVERED SHARES:

MACROGENICS, INC.

2013 EQUITY INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

1. Definitions. In this Agreement, capitalized terms used herein and not defined in the Plan or elsewhere herein shall have the following meanings:

1.1 “Agreement” means this Stock Option Agreement.

1.2 “Covered Shares” means the shares of Common Stock subject to the Option.

1.3 “Date of Exercise” means the date on which the Company receives notice pursuant to Section 5.1 of the exercise, in whole or in part, of the Option.

1.4 “Date of Expiration” means the date on which the Option shall expire, which shall be the earliest of the following times:

(a) the date of the first notification to the Optionee that the Optionee’s Service is terminated by the Company or an Affiliate for Cause;

(b) [ninety] days after termination of the Optionee’s Service for any reason other than by the Company or an Affiliate for Cause, death or Disability; provided, however, that if the Optionee dies within [thirty days] of such termination, the Option shall be exercisable for a period of one year after such termination;

(c) one year after termination of the Optionee’s Service with the Company or an Affiliate by reason of death, or Disability; or

(d) [ten] years after the Date of Grant.

1.5 “Date of Grant” means the date set forth at the beginning of this Agreement.

1.6 “Disability” means total and permanent disability under Section 22(e)(3) of the Code or the Optionee’s becoming entitled to long-term disability benefits under the long-term disability plan or policy of the Company and/or its Affiliates that covers the Optionee.

1.7 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.8 “Exercise Price” means the dollar amount per share of Common Stock set forth on page 1 of this Agreement, as it may be adjusted from time to time pursuant to Section 4 hereof.

1.9 “Option” means the stock option granted to the Optionee in Section 2 of this Agreement.

1.10 “Optionee” means the person identified on page 1 of this Agreement.

1.11 “Person” means the term “person” within the meaning of Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d)(3) and 14(d) thereof.

1.12 “Service” means, if the Optionee is (a) an employee of the Company and/or any of its Affiliates (as determined by the Committee in its discretion), the Optionee’s service as an employee of the Company and/or any of its Affiliates, (b) a member of the Board or the board of directors of an Affiliate but not an employee of the Company or any of its Affiliates (as determined by the Committee in its discretion), the Optionee’s service as a member of such Board or board of directors, or (c) a consultant or independent contractor to the Company or any of its Affiliates (as determined by the Committee in its discretion) and is not described in the preceding clause (b), the Optionee’s service as a consultant or independent contractor to the Company and/or any of its Affiliates. The Optionee’s Service shall not be treated as having terminated if the capacity in which the Optionee provides Service, as described in the preceding sentence, changes, provided that the Optionee’s Service is continuous notwithstanding such change.

2. Grant of Option. Pursuant to the Plan and subject to the terms of this Agreement, the Company hereby grants to the Optionee, as of the Date of Grant, the Option to purchase from the Company that number of shares identified as the “Covered Shares” on page 1 of this Agreement, exercisable at the Exercise Price.

3. Terms of the Option.

3.1 Type of Option. The Option is intended to be an incentive stock option under Section 422 of the Code; provided, however, that to the extent that, during any calendar year, the Option becomes exercisable for the first time with respect to Shares having an aggregate fair market value in excess of the limit imposed by Section 422(d) of the Code or all or any portion of the Option does not otherwise qualify as an incentive stock option under Section 422 of the Code, (a) the Option shall be treated as a nonstatutory stock option and not as an incentive stock option, and (b) upon any exercise of the Option, the Optionee shall be required to designate the extent to which the exercise of the Option is with respect to that portion, if any, of the Option that is a nonstatutory stock option and that portion, if any, of the Option that is an incentive stock option. If, as of the same date, the Optionee exercises the Option with respect to a portion of the Option that is an incentive stock option and with respect to a portion of the Option that is a nonstatutory stock option, the Company shall issue separate certificates to the Optionee representing (i) those Shares that were acquired pursuant to the exercise of an incentive stock option (which Shares shall be identified on the Company’s stock transfer records as such), and (ii) those Shares that were acquired pursuant to the exercise of a nonstatutory stock option.

3.2 Option Period; Exercisability. The Option may be exercised in whole shares during the period commencing on the Date of Grant and terminating on the Date of Expiration, as follows:

(a) [no part of the Option may be exercised prior to the six month anniversary of the Date of Grant or at any time after the Date of Expiration;

(b) beginning on the six month anniversary of the Date of Grant, the Option may be exercised as to a maximum of 12.5% of the Covered Shares; and

(c) beginning on the first day of each three month anniversary thereafter, the Option may be exercised as to an additional 6.25% of the Covered Shares until the Option is exercisable as to all of the Covered Shares.]

In no event shall the number of Covered Shares as to which the Option is exercisable increase after termination of the Optionee’s Service, except as may be expressly provided in any written employment agreement entered into between the Company and the Optionee.

3.3 Nontransferability. The Option is not transferable by the Optionee other than by will or by the laws of descent and distribution, and is exercisable, during the Optionee’s lifetime, only by the Optionee, or, in the event of the Optionee’s legal disability, by the Optionee’s legal representative.

3.4 Payment of the Exercise Price. The Optionee, upon exercise, in whole or in part, of the Option, may pay the Exercise Price by any or all of the following means, either alone or in combination:

(a) cash or check payable to the order of the Company;

(b) delivery (either actual or constructive) of shares of unencumbered Common Stock (provided that such shares, if acquired under the Option or under any other option or award granted under the Plan or any other plan sponsored or mentioned by the Company, have been held by the Optionee for such period, if any, as the Committee may specify) that have an aggregate Fair Market Value on the Date of Exercise equal to that portion of the Exercise Price being paid by delivery of such shares;

(c) delivery to the Company of a properly executed exercise notice and irrevocable instructions to a registered securities broker promptly to deliver to the Company cash equal to the Exercise Price for that portion of the Option being paid pursuant to this Section 3.4(c); or

(d) [by directing the Company to withhold from the Shares to be issued upon exercise of the Option (or portion thereof) a number of Shares having a Fair Market Value on the Date of Exercise equal to the portion of the Exercise price being paid pursuant to this Section 3.4(d)].

4. Capital Adjustments. The number of Covered Shares as to which the Option has not been exercised, the Exercise Price, and the type of stock or other consideration to be received on exercise of the Option shall be subject to such adjustment or change, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, split-ups, spin-offs, recapitalizations, reclassifications, combinations or exchanges of shares, mergers, consolidations, liquidations, or the like, of or by the Company. Any adjustment determined to be appropriate by the Committee shall be conclusive and shall be binding on the Optionee.

5. Exercise.

5.1 Notice. The Option shall be exercised, in whole or in part [(but in no event for less than [100] Covered Shares or the number of Covered Shares remaining subject to the Option, if less)] by the delivery to the Company of written notice of such exercise, in such form as the Committee may from time to time prescribe, accompanied by full payment (or means of full payment permitted by Section 3.4 hereof) of the Exercise Price with respect to that portion of the Option being exercised. Until the Committee notifies the Optionee to the contrary, the form attached to this Agreement as Exhibit A shall be used to exercise the Option.

5.2 Withholding. The Company’s obligation to issue or deliver shares of Common Stock upon the exercise of the Option shall be subject to the satisfaction of any applicable federal, state and local tax withholding requirements. The Optionee may satisfy any such withholding obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares otherwise issuable to the Optionee upon exercise of the Option; or (c) delivering to the Company already-owned and unencumbered shares of Common Stock. For purposes of this Section 5.2, shares of Common Stock that are withheld or delivered to satisfy applicable withholding taxes shall be valued at their Fair Market Value on the date the withholding tax obligation arises, and in no event shall the aggregate Fair Market Value of the shares of Common Stock withheld and/or delivered pursuant to this Section 5.2 exceed the minimum amount of taxes required to be withheld in connection with exercise of the Option.

5.3 Effect. The exercise, in whole or in part, of the Option shall cause a reduction in the number of Covered Shares as to which the Option may be exercised in an amount equal to the number of shares of Common Stock as to which the Option is exercised.

6. Early Disposition of Stock. The Optionee hereby agrees to notify the Company in writing within 30 days after the date of any disposition of shares of Common Stock acquired upon exercise of the Option within two years after the Date of Grant or within one year after such shares were transferred to the Optionee, which notice shall state the number of shares sold or transferred, the date the shares were sold or transferred, and the sale price.

7. Legends. The Optionee agrees that the certificates evidencing the shares of Common Stock issued upon exercise of the Option may include any legend which the Committee deems appropriate to reflect the transfer and other restrictions contained in the Plan, this Agreement, or to comply with applicable laws.

8. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock subject to the Option until and unless a certificate or certificates representing such shares are issued to the Optionee pursuant to this Agreement.

9. Service. Neither the grant of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company to employ or retain the Optionee for any period.

10. Subject to the Plan. The Option evidenced by this Agreement and the exercise thereof are subject to the terms and conditions of the Plan, which is incorporated by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any rights or benefits under this Agreement. In addition, the Option is subject to any rules and regulations promulgated by the Committee.

11. Governing Law. The validity, construction, interpretation and enforceability of this agreement shall be determined and governed by the laws of the State of Maryland without giving effect to the principles of conflicts of laws.

12. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any material respect, such provision shall be replaced with a provision that is as close as possible in effect to such invalid, illegal or unenforceable provision, and still be valid, legal and enforceable, and the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf by the undersigned, thereunto duly authorized, effective as of the Date of Grant.

ATTEST:	MACROGENICS, INC.

By:

Accepted and agreed to as of the Date of Grant:

Optionee

“EXHIBIT A”

EXERCISE OF OPTION

MacroGenics, Inc.

[Address]

Dear Sir or Madam:

The undersigned, the Optionee under the Stock Option Agreement (“Agreement”) identified as Option No.     —     granted pursuant to the MacroGenics, Inc. 2013 Equity Incentive Plan, hereby irrevocably elects to exercise the Option granted in the Agreement to purchase              shares of Common Stock of MacroGenics, Inc., no par value per share (the “Option Shares”), and herewith makes payment of $         in the form of (check all that apply and if more than one is checked, indicate the amount to be paid by each payment method):

[ ] Cash or Check:

[ ] [Withholding of Common Stock (pursuant to Section 3.4(d) of the Agreement):]

[ ] Delivery of Common Stock:

[ ] Brokerage Transaction:

The undersigned hereby elects to satisfy applicable withholding requirements by (check all that apply and, if more than one is checked, indicate the amount to be withheld by each withholding method):

[ ] Cash or Check:

[ ] Withholding of Common Stock:

[ ] Delivery of Common Stock:

If applicable pursuant to Section 3.1 of the Agreement, the Optionee elects that                  of the Option Shares shall be treated as being acquired pursuant to the exercise of an incentive stock option and                  of the Option Shares shall be treated as acquired pursuant to the exercise of a nonqualified stock option that is not an incentive stock option.

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Agreement.

Date:
(Signature of Optionee)

Date received by MacroGenics, Inc.: